UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007 (March 26, 2007)

Comtech Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-02642	52-0466460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1001, Tower C, Skyworth Building

High-Tech Industrial Park, Nanshan

Shenzhen, 518057

People’s Republic of China

(Address of Principal Executive Offices and Zip Code)

011-86-755-2674-3210

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Comtech Group, Inc. (the “Company”) is incorporated in the State of Maryland. The following supplements related disclosure under the heading “Maryland Takeover Statute” in he Preliminary Prospectus Supplement filed by the Company with the Securities and Exchange Commission, or SEC, on April 13, 2007. Section 3-602 of the Maryland General Corporation Laws prevents an “interested shareholder” - defined, generally, as a person owning 10% or more of a corporation’s outstanding voting stock—from engaging in a “business combination” with a publicly held Maryland corporation for five years following the date such person became an interested shareholder, unless: before such person became an interested shareholder, the board of directors of the corporation approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination. Thereafter, subject to various exceptions, such transactions must be recommended by the board of directors and approved by the affirmative vote of at least (a) 80% of the voting stock of the corporation outstanding, and (b) two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder, unless, among other conditions, the corporation’s shareholders receive a minimum price for their shares as described in the statute and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. A “business combination” includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested shareholder.

The following supplements related disclosure under the heading “Principal and Selling Stockholders” in the Preliminary Prospectus Supplement filed by the Company with the SEC on April 13, 2007. 2,602 restricted shares of the Company’s common stock were recently granted to Amy Kong but have not yet been reflected in the Company’s stock register; 1,301 restricted shares of the Company’s common stock were recently granted to Q.Y. Ma but have not yet been reflected in the Company’s stock register; 1,301 restricted shares of the Company’s common stock were recently granted to Frank Zheng but have not been reflected in the Company’s stock register.

On March 26, 2007, COGO Engineering Services Limited (previously, Huameng Engineering Services Limited) and Comloca Technology (Shenzhen) Company Limited became wholly owned subsidiaries of the Company as a result of terms contained in related acquisition agreements which permitted the Company to increase its shareholdings in these entities to 100%.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH GROUP, INC.

By:	/s/ Hope Ni
Name:	Hope Ni
Title:	Chief Financial Officer

Date: April 23, 2007

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